Exhibit 99.2

DEBT PURCHASE AND ASSIGNMENT AGREEMENT

This Debt Purchase and Assignment Agreement (this “Agreement”) is made and entered into effective as of July 10, 2016 (the “Effective Date”), by and between Dean Keatin Marketing LLC, a Wyoming limited liability company (“DKM”), and Next Group Holdings, Inc., a Florida corporation (“NXGH”).

RECITALS

WHEREAS, DKM, through the Effective Date, is the sole shareholder of Transaction Processing Products, Inc, a Wyoming corporation (“TPP”), and TPP is the majority owner of and controls Accent Intermedia, LLC, an Indiana limited liability company (“AIM”);

WHEREAS, AIM became justly indebted to TPP in the aggregate amount of Five Million One Hundred Eighty-Eight Thousand One Hundred Six Dollars and Ninety-Four Cents ($5,188,106.94), plus the accrued interest thereon, pursuant to a series of promissory notes listed on Schedule A annexed hereto (the “Debt”; such promissory notes and the security agreements corresponding thereto collectively, the “Debt Documents”);

WHEREAS, pursuant to that certain Venture Debt Assignment Agreement dated May 5, 2016, by and between DKM and TPP, TPP sold, assigned, and transferred to DKM all of its rights, title, and interest in and to the Debt;

WHEREAS, NXGH now desires to purchase the Debt owed by AIM to DKM;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Transfer and Assignment. DKM hereby irrevocably sells, assigns, and transfers to NXGH all of its rights, title, and interest in and to the Debt.

2. Consent to Assignment and Agreement to Be Bound. AIM hereby consents to the assignment of the Debt by DKM to NXGH and agrees to be bound by all the terms and conditions and obligations imposed upon it by the Debt Documents.

3. Share Issuance by NXGH; Board Seat. As partial consideration for the sale, assignment, and transfer of the Debt pursuant to Section 1 hereof, NXGH shall issue to DKM ten million (10,000,000) unregistered shares of the common stock of NXGH (the “Shares”). In addition, DKM shall have the right, but not the obligation to designate one (1) seat on the board of directors NXGH The Shares shall be considered current float as a non-insider and shall be calculated as such for any rights or special dividends given to common stock shareholders including Class D stock and future lawsuit proceeds on a pro-rata basis as part of such float. The Shares shall be deemed registered and issued as of July 5, 2016 (the “Issue Date”), regardless of physical certificate delivery. DKM shall also receive standard dragalong rights, tagalong rights, and anti-dilution rights with respect to the Shares, and the parties agree to enter into such further agreements and documentation as may be necessary to document such rights.

4. Options. As additional partial consideration for the sale, assignment, and transfer of the Debt pursuant to Section 1 hereof, NXGH agrees to grant to DKM or DKM’s assignee (DKM or such assignee, as the case may be, the “Option Holder”) options (the “Options”) to purchase up to seven million five hundred thousand (7,500,000) shares of the common stock of NXGH at an exercise price of Eighteen Cents ($0.18) per share (the “Strike Price”); provided, however, that in the event that the underlying share price trade above Fifty Cents ($0.50) during the Option Period (as hereinafter defined), the Strike Price shall be reduced to one-tenth of one cent ($0.001). The following additional terms and conditions shall apply with respect to the Options:

(a)	Option Period. The Options shall be exercisable for the period of thirty-six (36) months from the Effective Date (the “Option Period”).

(b)	Payment. Except as expressly provided otherwise herein, payment for shares issued upon the exercise of an Option shall be made to NXGH by the Option Holder not later than six (6) months after such exercise.

(c)	Sale or Merger of NXGH. In the event of a sale or merger of NXGH, the Options may also be exercised without cash when the sales price of shares of the common stock of NXGH are over the Strike Price, in which case the Options will be considered immediately exercised and only a deduction of the Strike Price shall occur from the gross share price proceeds of the sale or merger.

(d)	Exercise Date. The date of a notice of intent to exercise an Option that is sent by the Option Holder in, or attached to, an email to any officer of NXGH shall be considered the actual exercise date for the Option. Such date shall also, for stock record, transfer agent, and tax purposes, be considered the date of issue and registration of the shares issued pursuant to such Option, regardless of the date of physical certificate delivery.

(e)	Basis for Exercise. In the absence of an actual option contract, this Section 4 shall be sufficient basis for an Option Holder to exercise any Option(s), should time be of the essence to the Option Holder.

(f)	Limitation on Exercise. Notwithstanding any provision hereof to the contrary, however, in no event shall DKM be permitted to exercise any Option if such exercise would cause DKM to become the record and/or beneficial owner of more than nine and nine-tenths percent (9.9°o) of NXGH’s outstanding common stock.

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5. Securities Restrictions. Unless expressly stated otherwise, the following restrictions apply with respect to both the Shares and any shares of the common stock of NXGH subsequently issued to DKM upon the latter’s exercise of any of the Options (the Shares and all such other shares collectively, the “Securities”):

(a)	No Registration. The Securities have not been, and will not be, registered pursuant to the Securities Act of 1933, and will be issued in reliance upon the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended for a transaction by the issuer not involving a public offering and Regulation D promulgated thereunder.

(b)	No Resale Without Registration or Exemption. DKM acknowledges that the Securities will not be not registered and therefore are “restricted securities” under the federal securities laws inasmuch as they are being acquired from NXGH in a transaction not involving a public offering. DKM must not offer, resell, pledge or otherwise transfer the Shares except through registration under all applicable federal and state securities laws or an available exemption therefrom. NXGH further acknowledges that any certificate representing any Securities will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF UNITED STATES FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE.

(c)	Holding Period. The Shares, but not any shares subsequently issued pursuant to the Options, must be held by DKM for at least the period of one hundred eighty (180) days from the Issue Date (the “Holding Period”) before DKM may resell any of them, subject to the provisions of Section 5(b) above. In connection therewith, NXGH agrees that it shall simultaneously with the delivery of certificates for the Shares provide a letter from NXGH’s counsel, addressed to any transfer agent, DKM, and “any street broker of record,” consenting to the removal from the Shares and their certificate(s) of such restriction and any corresponding restrictive legend as of the end of the Holding Period, and further affirming that DKM is neither an affiliate nor an insider of NXGH and that NXGH is not a shell company.

6. Bridge Loan. DKM shall provide to NXGH a bridge loan in the total amount of One Hundred Thousand Dollars ($100,000) (the “Bridge Loan”), as follows:

(a)	Fifty Thousand Dollars ($50,000) payable upon the execution and closing of this Agreement, that certain Stock Purchase Agreement between DKM and NXGH of even date herewith, and that certain Carve-Out Agreement and Management Plan attached to the Stock Purchase Agreement, and

(b)	Fifty Thousand Dollars ($50,000) payable upon the physical delivery to DKM of certificates representing the issuance of the Shares.

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The parties hereto agree that as soon as practicable hereafter, for each installment of the Bridge Loan, or for the Bridge Loan in its entirety, as DKM shall in its discretion decide, they shall execute a promissory note and a security agreement, each in the same form as was used for the various Debt Documents, mutatis mutandis, retaining in particular the terms with respect to interest rate, interest payments, and term.

7. NXGH’s Representations, Warranties & Covenants. To induce DKM to enter this Agreement, NXGH represents and warrants to DKM, and covenants and agrees with DKM, as follows:

(a)	Issuance of Securities. The Securities, upon their issuance, shall be free and clear of all liens, encumbrances, restrictions and claims of every kind and character (collectively, “Encumbrances”). The issuance and delivery to DKM of Securities pursuant to the provisions of this Agreement will transfer to DKM valid title thereto, free and clear of any and all Encumbrances.

(b)	Authorization and Validity of Agreement. NXGH has full power and authority (corporate or otherwise) to execute and deliver this Agreement. to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been, and the Ancillary Documents shall be, duly executed and delivered by NXGH and, assuming the due execution of this Agreement by DKM, this Agreement is a valid and binding obligation of NXGH, enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles. As used in this Agreement, the term “Ancillary Documents” shall mean all of the agreements (other than this Agreement), certificates and documents contemplated to be executed and/or delivered pursuant to any provision of this Agreement.

(c)	Consents and Approvals; No Violations. The execution and delivery of this Agreement by NXGH and the consummation by NXGH of the transactions contemplated hereby (collectively, the “Transactions”) (i) will not violate the provisions of the articles of incorporation or bylaws of NXGH, (ii) will not violate any statute, rule, regulation, order or decree of any United States federal, state, or foreign governmental or regulatory body, agency or authority or judicial court (each, a “Governmental Authority”) by which NXGH is bound or by which its properties or assets are bound, (iii) will not require any filing with, or permit. consent or approval of, or the giving of any notice to, any Governmental Authority on or prior to the Effective Date, and (iv) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of NXGH under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which NXGH is a party, or by which it or any of its properties or assets may be bound.

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(d)	Due Authority. The representative of NXGH signing this Agreement on behalf of NXGH has full authority to enter into this Agreement on behalf of NXGH. This Agreement, once fully executed by both parties, shall be a valid and binding obligation of NXGH.

(e)	Existence and Good Standing. NXGH is a corporation duly organized, existing, and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(f)	Capital Stock. All issued and outstanding shares of NXGH have been duly authorized and validly issued and are fully paid and nonassessable.

(g)	No Power to Rescind. NXGH understands that, following execution of this Agreement by NXGH and DKM, NXGH may not rescind, repudiate, or otherwise abrogate any term of this Agreement.

(h)	Compliance. NXGH has not offered or sold a participation in this sale or purchase of Shares, and will not offer sell the Shares, in violation of this Agreement, the Securities Act of 1933, or any other applicable law.

(i)	Litigation. There is no action, suit or proceeding, at law or in equity, by any Person, or any arbitration or any administrative or other proceeding before any Governmental Authority, pending or, to the knowledge of NXGH, threatened, which is reasonably likely to have a material adverse effect on DKM’s ability to consummate the Transactions. As used in this Agreement, “Person” means any natural person: any corporation (both non-profit and other corporations), partnership (both limited and general), joint venture, limited liability company, trust, estate, unincorporated association, or other entity; and any Governmental Authority.

(j)	Business with Varghese. NXGH agrees to allow Dennis Philip Varghese (“Varghese”), the sole member of DKM, or his agents the option to issue any future general purpose reloadable (“GPR”) programs or any other closed or open loop processing, at cost plus twenty percent (20%) or twenty percent (20%) of net profit on GPR card fees collected (whichever is lower), with NXGH as program manager. In addition, NXGH agrees to exclusively use the know your customer (“KYC”) or instant issue technology developed or acquired by Varghese, when a bank, contract, or any vendor vendee relationship desires any point of sale underwriting.

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(k)	No Outside Reliance. NXGH has not relied and is not relying upon any statement or representation not made in this Agreement or in any certificate or document required to be provided by DKM pursuant to this Agreement.

(1)	Broker’s or Finder’s Fees. No agent, broker, firm or other Person acting on behalf of NXGH is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

(m)	Accuracy of Information. None of the representations and warranties of NXGH contained herein, or in any document furnished pursuant hereto, contains any material misstatement of fact, or omits to state any material fact necessary to make the statements herein or therein in light of the circumstances in which they were made not misleading.

8. DKM’s Representations, Warranties & Covenants. To induce NXGH to enter this Agreement, DKM represents and warrants to NXGH, and covenants and agrees with NXGH, as follows:

(a)	Authorization and Validity of Agreement. DKM has full power and authority (corporate or otherwise) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been, and the Ancillary Documents shall be, duly executed and delivered by DKM and, assuming the due execution of this Agreement by NXGH, this Agreement is a valid and binding obligation of DKM, enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles.

(b)	Consents and Approvals; No Violations. The execution and delivery of this Agreement by DKM and the consummation by DKM of the Transactions (i) will not violate the provisions of the articles of organization or operating agreement of DKM, (ii) will not violate any statute, rule, regulation, order or decree of any Governmental Authority by which DKM is bound or by which any of its properties or assets are bound, (iii) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority on or prior to the Effective Date, and (iv) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of DKM under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which DKM is a party, or by which it or any of its properties or assets may be bound.

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(c)	Due Authority. The representative of DKM signing this Agreement on behalf of DKM has full authority to enter into this Agreement on behalf of DKM. This Agreement, once fully executed by both parties, shall be a valid and binding obligation of DKM.

(d)	Existence and Good Standing. DKM is a limited liability company duly organized, existing, and in good standing under the laws of the State of Wyoming and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(e)	Purchase for Investment; Accredited Investor. DKM is acquiring the Securities solely for its own account for investment purposes only and not with a view toward any resale or distribution thereof. DKM agrees that the Securities may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, except pursuant to an exemption from such registration available under such Act, and without compliance with the securities laws of other jurisdictions, to the extent applicable. DKM has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Shares and the Options. DKM confirms that NXGH has made available to DKM the opportunity to ask questions of its officers and management employees and to acquire additional information about the business and fmancial condition of NXGH. DKM represents and warrants that it is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

(f)	Litigation. There is no action, suit or proceeding, at law or in equity. by any Person, or any arbitration or any administrative or other proceeding before any Governmental Authority, pending or, to the knowledge of DKM, threatened, which is reasonably likely to have a material adverse effect on DKM’s ability to consummate the Transactions.

(g)	No Outside Reliance. DKM has not relied and is not relying upon any statement or representation not made in this Agreement or in any certificate or document required to be provided by NXGH pursuant to this Agreement.

(h)	Broker’s or Finder’s Fees. No agent, broker, firm or other Person acting on behalf of DKM is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

(i)	Accuracy of Information. None of the representations and warranties of DKM contained herein, or in any document furnished pursuant hereto, contains any material misstatement of fact, or omits to state any material fact necessary to make the statements herein or therein in light of the circumstances in which they were made not misleading.

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9.	Miscellanous.

(a)	Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Wyoming, without however giving effect to the conflict of law principles thereof.

(b)	Consent to Jurisdiction. Each of the parties hereto hereby submits to the jurisdiction of any federal or state court sitting in Laramie County, Wyoming, for the purpose of any action arising out of or relating to this Agreement (an “Action”), and the parties agree that all such Actions shall be heard and determined in such federal or state court. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in Laramie County, Wyoming. The prevailing party in any Action shall be entitled to recover its reasonable attorneys’ fees, costs and expenses at the conclusion of any trial proceedings and at the conclusion of any appellate level proceedings. Each party hereto consents to process being served on such party in any such action or proceeding by a copy thereof being mailed by registered or certified mail to such party at such address as is provided for it in or pursuant to Section 4.9 hereof, and that service shall be deemed to be completed upon the earlier of actual receipt and five (5) business days after such copy shall have been posted to such address. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing contained in this Section 4.2, shall affect the right of any party to serve legal process in any other manner permitted by law.

(c)	WAIVER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

(d)	Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

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(e)	Entire Agreement; Relationship to Term Sheet, etc.; Amendment. This Agreement constitutes the full and entire understanding and agreement of the parties with regard to the subjects hereof; provided, however, that the provisions of that certain Binding Term Sheet and Share Purchase Agreement dated July 5, 2016, by and between NXGH and DKM (the “Term Sheet”), shall remain in effect but only to the extent that any specific provision does not conflict with any provision hereof, any provision of the Stock Purchase Agreement entered into by and between NXGH and DKM parallel with this Agreement, or any provision of the Carve-Out Agreement and Management Plan attached as an exhibit to said Stock Purchase Agreement, in which case the conflicting provision of the Term Sheet shall be deemed to have been amended, removed, and superseded by the conflicting provision of the later agreement or agreement exhibit. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both NXGH and DKM.

(f)	Waiver. No waiver by any party hereto regarding the observance of any provision of the Agreement shall constitute a waiver as to any other provision hereof, or any past or future observance thereof, unless so specified in writing by the waiving party.

(g)	Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of the other party under this Agreement, shall impair any such right, power or remedy of the first party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consents or approval of any kind or character on the part of any party under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(h)	Severability. In case any provision of this Agreement shall be deemed by a court of competent jurisdiction, or by an arbitral panel agreed to by the parties, to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i)	Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by e-mail or facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, or by dispatch by a nationally recognized express courier service, and in each case addressed (a) if to NXGH, at the appropriate address set forth below NXGH’s signature below, or at such other address as NXGH shall have furnished to DKM by ten (10) days’ prior written notice, or (b) if to DKM, at the appropriate address set forth below DKM’s signature below, or at such other address as the DKM shall have furnished to NXGH in writing.

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(j)	Headings, Etc. Section and paragraph headings contained in this Agreement are for reference only, and shall not be considered substantive parts hereof. All exhibits identified in this Agreement, if any, are hereby incorporated by reference herein. The use of singular or plural form words shall, as appropriate, include the other form, and the use of the masculine, feminine, or neuter shall, as appropriate, include each of the other genders.

(k)	Preparation and Interpretation of Agreement. NXGH acknowledges that it was not represented by DKM or any of the officers, director, employees, agents or other representatives of DKM (including without limitation DKM’s legal counsel) in connection with the Transactions and this Agreement, and that NXGH has separate and independent advice of counsel. DKM acknowledges that it was not represented by NXGH or any of the officers, director, employees, agents or other representatives of NXGH (including without limitation NXGH’s legal counsel) in connection with the Transactions and this Agreement, and that DKM has separate and independent advice of counsel. In light of the foregoing, each party hereto agrees that the other shall not be construed to be solely or primarily responsible for the drafting hereof, and that any ambiguity in this Agreement, or in the interpretation thereof or hereof, shall not be construed against either party because of its participation in drafting this Agreement.

(1)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Remainder of page intentionally left blank. Signature page follows]

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IN WITNESS WHEREOF, the parties hereto or their respective duly authorized officers or representatives have executed this Agreement as of the date(s) set forth below, but the Agreement shall be deemed effective as of the Effective Date.

Next Group Holdings, Inc.		Dean Keatin Marketing LLC
(OTCQB NXGH)

/s/ Michael DePrado		/s/ Dennis Philip Varghese
By:	Michael DePrado	By:	Dennis Philip Varghese
Title:	President and Chief Operating Officer	Title:	Manager

Date:	July 14, 2016	Date:	July 13, 2016

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TRANSACTION PROCESSING PRODUCTS, INC.

Carve-Out Agreement and Management Plan

Capitalized terms not otherwise defined herein have the meaning given them in the Stock Purchase Agreement to which this Carve-Out Agreement and Management Plan is attached and into which it is incorporated by reference.

1.	Diligent Prosecution of FleetCor Litigation. Purchaser agrees that it use its best efforts, and shall cause TPP and AIM to use their respective best efforts, diligently to prosecute the case against FleetCor/SVS Comdata (the “FleetCor Litigation”) in order to obtain the best outcome possible therefrom for TPP and AIM, as the case may be. In doing so, it shall use Waserstein Nunez & Foodman and/or other experienced litigators. The case is to be pursued in federal or state court in Florida and/or New York, as may be determined to be the better strategy. Subject to advice from counsel, the suit will be for One Hundred Fifty Million Dollars ($150,000,000), adjusted for board estimates of value. Time will be of the essence.

2.	FleetCor Litigation Carve-out of Proceeds: Fifty-five percent (55%) of the gross proceeds of any settlement or judgment obtained and received through the FleetCor Litigation shall be paid to Varghese, or to any assignee as he may designate to TPP in writing to receive such proceeds in full or in part, as consideration and compensation for his past and ongoing personal cooperation and assistance with the FleetCor Litigation effort (the “Varghese Proceeds”). The remaining forty-five percent (45%) of such gross proceeds (the “NXGH Proceeds”) shall be payable to Purchaser on such terms and conditions as they may determine between them; provided, however, that any and all costs to prosecute the FleetCor Litigation, including without limitation the costs for legal representation and contingency fees, shall be borne solely by TPP or Purchaser, as they may determine between them, with no contribution thereto by Varghese or Seller.

3.	Continued Operations. Purchaser agrees to use its best efforts to continue the current business operations of AIM.

4.	Indemnification by Purchaser. Purchaser agrees that it shall indemnify and hold harmless current TPP director Varghese and current TPP and AIM director Joyce Varughese (“Varughese”), with a duty to defend, from and against any matters related to or arising from the Term Sheet, the Stock Purchase Agreement to which this Carve-Out Agreement and Management Plan is attached, the Debt Purchase Agreement, Fleetcor SVS-Comdata, AIM unit holders, and/or creditors of AIM.

5.	Outgoing Directors’ Continued Cooperation. Each of Varghese and Varughese pledges to Purchaser and agrees that he she shall provide his her continued cooperation and assistance to TPP, as reasonable or necessary, in connection with the prosecution of the FleetCor Litigation.

6.	Indemnification of Purchaser. Varghese agrees that he shall indemnify and hold harmless Purchaser from and against any matter with respect to AIM that occurred or occurs prior to the Closing; provided, however, that such indemnification shall be made by him solely out of the Varghese Proceeds and shall be capped at the amount that equals five percent (5%) of the Net Proceeds of the FleetCor Litigation, where “Net Proceeds” means the gross proceeds of any settlement or judgment obtained and received by TPP through the FleetCor Litigation, less all costs and expenses incurred by or on behalf of TPP in prosecuting the FleetCor Litigation.

7.	AIM Bridge Loan. Varghese assumes all responsibility of buyout or guarantee on that certain bridge loan with a face value of Three Hundred Thousand Dollars ($380,000), which with accrued interest now exceeds Five Hundred Thousand Dollars ($500,000), with a senior secured position against AIM.

8.	GPR Programs. Purchaser agrees to offer general purpose reloadable (“GPR”) programs to AMC theaters, SuperValu Supermarkets, and Harley Davidson.

9.	Business with Varghese. Purchaser agrees to allow Varghese or his agents the option to issue any future GPR programs or any other closed or open loop processing, at cost plus twenty percent (20%) or twenty percent (20%) of net profit on GPR card fees collected (whichever is lower), with Purchaser as program manager. In addition, Purchaser agrees to exclusively use the know your customer (“KYC”) or instant issue technology developed or acquired by Varghese, when a bank, contract, or any vendor vendee relationship desires any point of sale underwriting.

Purchaser:		Seller:

Next Group Holdings, Inc.		Dean Keatin Marketing LLC
(OTCQB NXGH)

/s/ Michael DePrado		/s/ Dennis Philip Varghese
By:	Michael DePrado	By:	Dennis Philip Varghese
Title:	President and Chief Operating Officer	Title:	Manager

The following individuals acknowledge, affirm, and, in exchange for good and valuable consideration the receipt and sufficiency of which they each hereby acknowledge, agree to the provisions set forth in the foregoing Carve-Out Agreement and Management Plan, including their own covenants, agreements, and undertakings as set forth therein, but do not thereby become parties to the Stock Purchase Agreement to which this Carve-Out Agreement and Management Plan is attached:

/s/ Dennis Philip Varghese	/s/ Joyce Varughese
Dennis Philip Varghese	Joyce Varughese

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made effective as of July 10, 2016 (the "Effective Date"), by and between DEAN KEATIN MARKETING LLC, a Wyoming limited liability company ("Seller"), and NEXT GROUP HOLDINGS, INC., a Florida corporation ("Purchaser").

WHEREAS, Seller is the sole shareholder of Transaction Processing Products, Inc., a Wyoming corporation ("TPP");

WHEREAS, TPP is the majority owner of and controls Accent Intermedia, LLC, an Indiana limited liability company ("AIM"), but has no other subsidiary;

WHEREAS, Seller owns fifty thousand (50,000) shares of the common stock of TPP (the "Shares"), which Shares represent all of the issued and outstanding equity interests in TPP;

WHEREAS, Purchaser wishes to acquire from Seller all of the Shares, and Seller wishes to sell TPP to Purchaser all of the Shares;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	PURCHASE & SALE OF SECURITIES; POST-CLOSING MATTERS

1.1	Purchase and Sale of Common Stock. On the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell and deliver to Purchaser the Shares in exchange for the amount of Ten Dollars ($10.00) (the "Purchase Price"), payable in cash, by certified check, by wire, or in other immediately available form not later than five (5) business days after the Effective Date, as well as the other consideration mentioned in the preamble hereof.

1.2	Closing. The closing of the transaction contemplated herein (the "Closing") shall be deemed to occur upon Seller's receipt of the Purchase Price is received by Seller, on or after the Effective Date, and the "Closing Date" shall be the day of such receipt; provided, however, that the purchase and sale of the Shares hereunder shall be deemed to be effective as of the Effective Date. Upon the Closing, Seller shall promptly deliver to Purchaser an executed stock transfer form, in the form attached hereto as Exhibit A.

1.3	Seller's Post-Closing Deliveries to Purchaser. Within five (5) business days of Seller's receipt of the Purchase Price from Purchaser, Seller shall transfer to Purchaser (a) a stock certificate in the name of Purchaser representing the Shares; (b) a signed unanimous written consent of the directors of TPP appointing such new directors of TPP as shall have been designated by Purchaser in a signed writing to Seller delivered within three (3) business days of Seller's receipt of the Purchase Price; and (c) letters of resignation from all of TPP's current directors.

1.4	Post-Closing Management Plan. As a material inducement for Seller to enter into this Agreement, and for Dennis Philip Varghese, the sole member of Seller ("Varghese"), to cause Seller to enter into this Agreement, Seller and Purchaser hereby adopt the post-Closing management plan attached hereto as Exhibit B (the "Post-Closing Management Plan") and agree that Purchaser shall implement the Post-Closing Management Plan, that Purchaser shall cause TPP to implement the Post-Closing Management Plan, and that Seller shall cause Varghese to cooperate and assist in the implementation of the Post-Closing Management Plan. The provisions of the Post-Closing Management Plan are hereby incorporated into this Agreement as if fully set forth in the main body hereof.

2.	SELLER'S REPRESENTATIONS, WARRANTIES & COVENANTS

To induce Purchaser to enter this Agreement, Seller represents and warrants to Purchaser, and covenants and agrees with Purchaser, as follows:

2.1	Ownership of the Shares. Seller is the lawful owner of all of the Shares. The Shares are, as of the Effective Date, and shall be, as of the Closing Date, free and clear of all liens, encumbrances, restrictions and claims of every kind and character (collectively, "Encumbrances"). The delivery to Purchaser of the Shares pursuant to the provisions of this Agreement will transfer to Purchaser valid title thereto, free and clear of any and all Encumbrances.

2.2	Authorization and Validity of Agreement. Seller has full power and authority (corporate or otherwise) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been, and the Ancillary Documents shall be, duly executed and delivered by Seller and, assuming the due execution of this Agreement by Purchaser, this Agreement is a valid and binding obligation of Seller, enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles. As used in this Agreement, the term "Ancillary Documents" shall mean all of the agreements (other than this Agreement), certificates and documents required to be delivered on or prior to the Closing Date in connection with the transactions contemplated hereby and thereby.

2.3	Consents and Approvals; No Violations. The execution and delivery of this Agreement by Seller and the consummation by Seller of the sale of the Shares as contemplated herein and the other transactions contemplated hereby (collectively, the "Sale/Purchase") (a) will neither violate the provisions of the articles of organization or operating agreement of Seller nor violate the provisions of the articles of incorporation or bylaws of TPP, (b) will not violate any statute, rule, regulation, order or decree of any United States federal, state, or foreign governmental or regulatory body, agency or authority or judicial court (each, a "Governmental Authority") by which Seller, TPP, or AIM is bound or by which any of their respective properties or assets are bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority on or prior to the Closing Date, and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of Seller, TPP, or AIM under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which Seller, TPP, or AIM is a party, or by which they or any of them or any of their respective properties or assets may be bound.

2.4	Due Authority. The representative of Seller signing this Agreement on behalf of Seller has full authority to enter into this Agreement on behalf of Seller. This Agreement, once fully executed by both parties, shall be a valid and binding obligation of Seller.

2.5	Existence and Good Standing.

(a)	Seller is a limited liability company duly organized, existing, and in good standing under the laws of the State of Wyoming and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(b)	TPP is a corporation duly organized, existing, and in good standing under the laws of the State of Wyoming and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2.6	Capital Stock. TPP has an authorized capitalization consisting of fifty thousand (50,000) shares of common stock, no par value, of which all fifty thousand (50,000) shares are issued and outstanding as of the date hereof. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

2.7	No Power to Rescind. Seller understands that, following execution of this Agreement by Seller and Purchaser, Seller may not rescind, repudiate, or otherwise abrogate any term of this Agreement.

2.8	Compliance. Seller has not offered or sold a participation in this sale or purchase of Shares, and will not offer sell the Shares, in violation of this Agreement, the Securities Act of 1933, or any other applicable law.

2.9	Indebtedness. TPP has no outstanding Indebtedness of any kind (including contingent obligations, tax assessments and unusual forward or long-term commitments). As used in this Agreement, "Indebtedness" means any obligation for borrowed money, including without limitation (a) any obligation owed for all or any part of the purchase price of capital assets, (b) accounts payable included in current liabilities outstanding for more than one hundred twenty (120) days and incurred in respect of property purchased in the ordinary course of business, (c) any obligations secured by any lien in respect of property even though the person owning the property has not assumed or become liable for the payment of such obligation, (d) any guarantee with respect to any of the foregoing indebtedness of another person, and (e) obligations in respect of letters of credit.

2.10	Litigation. Except for the Disclosed Disputes, there are neither (a) any actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Seller, threatened against Seller, TPP, or AIM by any Person nor (b) any judgments. injunctions, writs, rulings or orders by any Governmental Authority against Seller, TPP, or AIM. As used in this Agreement, "Disclosed Disputes" means actual or potential disputes with. or with respect to or relating to, one or more of the following: SVS Fleetcor; Tim Clark (former chief executive officer of TPP); the landlord(s) of certain premises formerly leased to or through Tim Clark and/or to or through one or more entities owned and/or controlled by him; and current and former clients of TPP the funds of which were and/or are held, in any capacity, by any former general manager and/or chief executive officer of TPP, and "Person" means any natural person; any corporation (both non-profit and other corporations), partnership (both limited and general), joint venture, limited liability company, trust, estate, unincorporated association, or other entity; and any Governmental Authority.

2.11	Taxes. TPP and AIM have each, respectively, filed all United States federal, state and foreign income tax returns and all other material tax returns that are required to be filed by it, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it in writing and all other related penalties and charges other than those being contested in good faith and by appropriate proceedings. The charges, accruals and reserves on other governmental charges, if any, are, in the opinion of Seller, adequate. Neither TPP nor AIM has given or been requested to give a waiver of the statute of limitations relating to the payment of United States federal, state or foreign taxes.

3.	PURCHASER'S REPRESENTATIONS, WARRANTIES & COVENANTS

To induce Seller to enter this Agreement, Purchaser represents and warrants to Seller, and covenants and agrees with Seller, as follows:

3.1	Authorization and Validity of Agreement. Purchaser has full power and authority (corporate or otherwise) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been, and the Ancillary Documents shall be, duly executed and delivered by Purchaser and, assuming the due execution of this Agreement by Seller, this Agreement is a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

3.2	Consents and Approvals; No Violations. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the Sale/Purchase (a) will not violate provisions of the articles of incorporation or bylaws of Purchaser, (b) will not violate any statute. rule, regulation, order or decree of any Governmental Authority by which Purchaser is bound or by which any of its properties or assets are bound, (c) will not require any filing with, or permit. consent or approval of, or the giving of any notice to, any Governmental Authority on or prior to the Closing Date, and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which Purchaser is a party, or by which it or any of its properties or assets may be bound.

3.3	Due Authority. The representative of Purchaser signing this Agreement on behalf of Purchaser has full authority to enter into this Agreement on behalf of Purchaser. This Agreement, once fully executed by both parties, shall be a valid and binding obligation of Purchaser.

3.4	Existence and Good Standing. Purchaser is a corporation duly organized, existing, and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

3.5	No Power to Rescind. Purchaser understands that, following execution of this Agreement by Seller and Purchaser, Purchaser may not rescind, repudiate, or otherwise abrogate any term of this Agreement.

3.6	Purchase for Investment. Purchaser is acquiring the Shares solely for its own account for investment purposes only and not with a view toward any resale or distribution thereof. Purchaser agrees that the Shares may not be sold. transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, except pursuant to an exemption from such registration available under such Act, and without compliance with the securities laws of other jurisdictions, to the extent applicable. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Shares. Purchaser confirms that Seller, TPP, and AIM have made available to Purchaser the opportunity to ask questions of the officers and management employees of each of them and to acquire additional information about the business and financial condition of TPP and AIM.

3.7	Available Funds. Purchaser will have on the Closing Date sufficient funds to perform all of its obligations under this Agreement, including, without limitation, to make the payment of the Purchase Price required pursuant to Section 1.1 hereof

3.8	Litigation. There is no action, suit or proceeding, at law or in equity, by any Person, or any arbitration or any administrative or other proceeding before any Governmental Authority, pending or, to the knowledge of Purchaser, threatened, which is reasonably likely to have a material adverse effect on Purchaser's ability to consummate the Sale Purchase.

3.9	No Outside Reliance. Purchaser has not relied and is not relying upon any statement or representation not made in this Agreement or in any certificate or document required to be provided by Seller pursuant to this Agreement.

3.10	Broker's or Finder's Fees. No agent, broker, firm or other Person acting on behalf of Purchaser is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

3.11	Accuracy of Information. None of the representations and warranties of Purchaser contained herein, or in any document furnished pursuant hereto, contains any material misstatement of fact, or omits to state any material fact necessary to make the statements herein or therein in light of the circumstances in which they were made not misleading.

4.	MISCELLANEOUS

4.1	Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Wyoming, without however giving effect to the conflict of law principles thereof

4.2	Consent to Jurisdiction. Each of the parties hereto hereby submits to the jurisdiction of any federal or state court sitting in Laramie County, Wyoming, for the purpose of any action arising out of or relating to this Agreement (an "Action"), and the parties agree that all such Actions shall be heard and determined in such federal or state court. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in Laramie County, Wyoming. The prevailing party in any Action shall be entitled to recover its reasonable attorneys' fees, costs and expenses at the conclusion of any trial proceedings and at the conclusion of any appellate level proceedings. Each party hereto consents to process being served on such party in any such action or proceeding by a copy thereof being mailed by registered or certified mail to such party at such address as is provided for it in or pursuant to Section 4.9 hereof, and that service shall be deemed to be completed upon the earlier of actual receipt and five (5) business days after such copy shall have been posted to such address. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing contained in this Section 4.2, shall affect the right of any party to serve legal process in any other manner permitted by law.

4.3	WAIVER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

4.4	Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

4.5	Entire Agreement; Relationship to Term Sheet, etc.; Amendment. This Agreement constitutes the full and entire understanding and agreement of the parties with regard to the subjects hereof; provided, however, that the provisions of that certain Binding Term Sheet and Share Purchase Agreement dated July 5, 2016, by and between Seller and Purchaser (the "Term Sheet"), shall remain in effect but only to the extent that any specific provision does not conflict with any provision hereof, any provision of the Debt Purchase and Assignment Agreement entered into by and between Seller and Purchaser parallel with this Agreement, or any provision of the Carve-Out Agreement and Management Plan attached hereto as Exhibit B, in which case the conflicting provision of the Term Sheet shall be deemed to have been amended, removed, and superseded by the conflicting provision of the later agreement or agreement exhibit. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both Seller and Purchaser.

4.6	Waiver. No waiver by any party hereto regarding the observance of any provision of the Agreement shall constitute a waiver as to any other provision hereof, or any past or future observance thereof, unless so specified in writing by the waiving party.

4.7	Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of the other party under this Agreement, shall impair any such right, power or remedy of the first party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consents or approval of any kind or character on the part of any party under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise afforded to any party. shall be cumulative and not alternative.

4.8	Severability. In case any provision of this Agreement shall be deemed by a court of competent jurisdiction, or by an arbitral panel agreed to by the parties, to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.9	Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by email or facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, or by dispatch by a nationally recognized express courier service, and in each case addressed (a) if to Seller, at the appropriate address set forth below Seller's signature below, or at such other address as Seller shall have furnished to Purchaser by ten (10) days' prior written notice, or (b) if to Purchaser, at the appropriate address set forth below Purchaser's signature below, or at such other address as the Purchaser shall have furnished to Seller in writing.

4.10	Headings, Etc. Section and paragraph headings contained in this Agreement are for reference only, and shall not be considered substantive parts hereof. All exhibits identified in this Agreement, if any, are hereby incorporated by reference herein. The use of singular or plural form words shall, as appropriate, include the other form, and the use of the masculine, feminine, or neuter shall, as appropriate, include each of the other genders.

4.11	Preparation and Interpretation of Agreement. Seller acknowledges that it was not represented by Purchaser or any of the officers, director, employees, agents or other representatives of Purchaser (including without limitation Purchaser's legal counsel) in connection with the Sale Purchase and this Agreement, and that Seller has separate and independent advice of counsel. Purchaser acknowledges that it was not represented by Seller or TPP or any of the officers, director, employees, agents or other representatives of either of them (including without limitation Seller's or TPP's legal counsel) in connection with the Sale/Purchase and this Agreement, and that Purchaser has separate and independent advice of counsel. In light of the foregoing, each party hereto agrees that the other shall not be construed to be solely or primarily responsible for the drafting hereof, and that any ambiguity in this Agreement, or in the interpretation thereof or hereof, shall not be construed against either party because of its participation in drafting this Agreement.

4.12	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto or their respective duly authorized officers or representatives have executed this Agreement as of the date(s) set forth below, but the Agreement shall be deemed effective as of the Effective Date.

Purchaser:		Seller:

Next Group Holdings, Inc.		Dean Keatin Marketing LLC
(OTCQB NXGH)

/s/ Michael DePrado		/s/ Dennis Philip Varghese
By:	Michael DePrado	By:	Dennis Philip Varghese
Title:	President and Chief Operating Officer	Title:	Manager

Date:	July 14, 2016	Date:	July 13, 2016

Address of Purchaser:		Address of Seller:

Exhibit A

Form of Stock Transfer

STOCK TRANSFER

FOR VALUE RECEIVED, DEAN KEATIN MARKETING LLC, a Wyoming limited liability company ("DKM"), hereby sells, assigns and transfers to NEXT GROUP HOLDINGS, INC., a Florida corporation, and its successors and assigns, fifty thousand (50,000) shares of the common stock of TRANSACTION PROCESSING PRODUCTS, INC., a Wyoming corporation, represented by Certificate No(s). _________________________________ , inclusive, standing in name of DKM in the books of said company. DKM also hereby irrevocably constitutes and appoints Dennis Philip Varghese as its attorney-in-fact, to transfer the said stock on the books of said company with full power of substitution in the premises.

DEAN KEATIN MARKETING LLC

/s/ Dennis Philip Varghese
By:	Dennis Philip Varghese
Title:	Manager

Signed this 13 day of July 2016.

Witnessed:

Witness		Witness

Exhibit B

Post-Closing Management Plan

Attached following this page.

STOCK TRANSFER

FOR VALUE RECEIVED, DEAN KEATIN MARKETING LLC, a Wyoming limited liability company ("DKM"), hereby sells, assigns and transfers to NEXT GROUP HOLDINGS, INC., a Florida corporation, and its successors and assigns, fifty thousand (50,000) shares of the common stock of TRANSACTION PROCESSING PRODUCTS, INC., a Wyoming corporation, represented by Certificate No(s). ____________________________________ , inclusive, standing in name of DKM in the books of said company. DKM also hereby irrevocably constitutes and appoints Dennis Philip Varghese as its attorney-in-fact, to transfer the said stock on the books of said company with full power of substitution in the premises.

DEAN KEATIN MARKETING LLC

/s/ Dennis Philip Varghese
By:	Dennis Philip Varghese
Title:	Manager

Signed this 13 day of July 2016.

Witnessed:

Witness		Witness